Dentsply International Inc.

$250,000,000 4.11% Senior Notes

________________

Note Purchase Agreement

________________

Dated as of October 16, 2009

TABLE OF CONTENTS

1.     Authorization of Notes     1

1.1.     Description of Notes     1

1.2.     Interest Rate Increase     1

2.     Sale and Purchase of Notes     2

3.     Closing     2

4.     Conditions to Closing     2

4.1.     Representations and Warranties     2

4.2.     Performance; No Default     2

4.3.     Compliance Certificates     3

4.4.     Opinions of Counsel     3

4.5.     Purchase Permitted By Applicable Law, Etc     3

4.6.     Sale of Other Notes     3

4.7.     Payment of Special Counsel Fees     3

4.8.     Private Placement Number     4

4.9.     Changes in Corporate Structure     4

4.10.     Funding Instructions     4

4.11.     Proceedings and Documents     4

5.     Representations and Warranties of the Company     4

5.1.     Organization; Power and Authority     4

5.2.     Authorization, Etc     5

5.3.     Disclosure     5

5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates     5

5.5.     Financial Statements; Material Liabilities     6

5.6.     Compliance with Laws, Other Instruments, Etc     6

5.7.     Governmental Authorizations, Etc     6

5.8.     Litigation; Observance of Agreements, Statutes and Orders     7

5.9.     Taxes     7

5.10.     Title to Property; Leases     7

5.11.     Licenses, Permits, Etc     8

5.12.     Compliance with ERISA     8

5.13.     Private Offering by the Company     9

5.14.     Use of Proceeds; Margin Regulations     9

5.15.     Existing Debt; Future Liens     10

5.16.     Foreign Assets Control Regulations, Etc     10

5.17.     Status under Certain Statutes     11

5.18.     Environmental Matters     11

5.19.     Notes Rank Pari Passu     11

6.     Representations of the Purchaser     11

6.1.     Purchase for Investment     11

6.2.     Accredited Investor     12

6.3.     Source of Funds     12

7.     Information as to Company     13

7.1.     Financial and Business Information     13

7.2.     Officer’s Certificate     16

7.3.     Visitation     16

8.     Payment of the Notes     17

8.1.     Required Prepayments     17

8.2.     Optional Prepayments with Make-Whole Amount     17

8.3.     Prepayment of Notes Upon Change of Control     18

8.4.     Prepayment of Notes Upon Sale of Assets     19

8.5.     Allocation of Partial Prepayments     19

8.6.     Maturity; Surrender, Etc     20

8.7.     Purchase of Notes     20

8.8.     Make-Whole Amount     20

9.     Affirmative Covenants     21

9.1.     Compliance with Law     22

9.2.     Insurance     22

9.3.     Maintenance of Properties     22

9.4.     Payment of Taxes and Claims     22

9.5.     Corporate Existence, Etc     23

9.6.     Designation of Subsidiaries     23

9.7.     Notes to Rank Pari Passu     23

9.8.     Subsidiary Guarantors     23

9.9.     Books and Records     24

10.     Negative Covenants     24

10.1.     Consolidated Debt to Consolidated EBITDA     24

10.2.     Priority Debt     24

10.3.     Limitation on Liens     25

10.4.     Sales of Assets     26

10.5.     Merger and Consolidation     28

10.6.     Transactions with Affiliates     28

10.7.     Terrorism Sanctions Regulations     29

10.8.     Line of Business     29

10.9.     Restricted Subsidiary Group     29

11.     Events of Default     29

12.     Remedies on Default, Etc     31

12.1.     Acceleration     31

12.2.     Other Remedies     32

12.3.     Rescission     32

12.4.     No Waivers or Election of Remedies, Expenses, Etc     33

13.     Registration; Exchange; Substitution of Notes     33

13.1.     Registration of Notes     33

13.2.     Transfer and Exchange of Notes     33

13.3.     Replacement of Notes     34

14.     Payments on Notes     34

14.1.     Place of Payment     34

14.2.     Home Office Payment     35

15.     Expenses, Etc     35

15.1.     Transaction Expenses     35

15.2.     Survival     35

16.     Survival of Representations and Warranties; Entire Agreement     36

17.     Amendment and Waiver     36

17.1.     Requirements     36

17.2.     Solicitation of Holders of Notes     36

17.3.     Binding Effect, Etc     37

17.4.     Notes Held by Company, Etc     37

18.     Notices     37

19.     Reproduction of Documents     38

20.     Confidential Information     38

21.     Substitution of Purchaser     39

22.     Miscellaneous     39

22.1.     Successors and Assigns     40

22.2.     Payments Due on Non-Business Days     40

22.3.     Accounting Terms     40

22.4.     Severability     40

22.5.     Construction     40

22.6.     Counterparts     41

22.7.     Governing Law     41

22.8.     Jurisdiction and Process; Waiver of Jury Trial     41

Schedule A     —     Information Relating to Purchasers

Schedule B     —     Defined Terms

Schedule 5.4     —     Subsidiaries of the Company, Ownership of Subsidiary Stock, Affiliates

Schedule 5.11     —     Licenses, Permits, Etc.

Schedule 5.15     —     Existing Debt

Schedule 10.3     —     Existing Liens

Exhibit 1     —     Form of 4.11% Senior Note

Exhibit 4.4(a)     —     Form of Opinion of General Counsel to the Company

Exhibit 4.4(b)     —     Form of Opinion of Special Counsel to the Purchasers

Dentsply International Inc.

221 West Philadelphia Street

York, Pennsylvania 17405-0872

$250,000,000 4.11% Senior Notes

Dated as of
October 16, 2009

To the Purchasers listed in

the attached Schedule A:

Ladies and Gentlemen:

Dentsply International Inc., a Delaware corporation (the “Company”), agrees with the Purchasers listed in the attached Schedule A (the “Purchasers”) to this Note Purchase Agreement as follows:

1.	Authorization of Notes.

1.1.	Description of Notes.

The Company will authorize the issue and sale of $250,000,000 aggregate principal amount of its 4.11% Senior Notes due on the sixth anniversary of the Closing Date (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.	Interest Rate Increase.

If, during a Transition Period, the Consolidated Debt to Consolidated EBITDA ratio exceeds 3.50 to 1.00, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the interest rate otherwise applicable to the Notes shall be increased by 0.25% per annum, commencing on the first day of the first fiscal quarter following the fiscal quarter in respect of which such Officer’s Certificate was delivered and continuing until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the end of the fiscal quarter in respect of which such Certificate is delivered, the Consolidated Debt to Consolidated EBITDA ratio is not more than 3.50 to 1.00. Following delivery of an Officer’s Certificate demonstrating that the Consolidated Debt to Consolidated EBITDA ratio did not exceed 3.50 to 1.00, the additional 0.25% per annum interest shall cease to accrue or be payable for any fiscal quarter subsequent to the fiscal quarter in respect of which such Officer’s Certificate is delivered (subject to the occurrence of another Transition Period to which the first sentence of this Section 1.2(b) would apply).

2.	Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, the Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

3.	Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, One State Street, Hartford, Connecticut 06103 at 10:00 a.m. Eastern time, at a closing (the “Closing”) on February 19, 2010 or such earlier date as may be agreed upon by the Company and the Purchasers. On the Closing Date, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account Number 324-019-637, at Chase Manhattan Bank, New York, New York, ABA Number 021000021, in the Account Name of “Dentsply International Inc.” If, on the Closing Date, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions applicable to the Closing Date:

4.1.	Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.	Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since June 30, 2009 that would have been prohibited by Section 10 hereof had such Sections applied since such date.

4.3.	Compliance Certificates.

(a)     Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)	Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Brian Addison, Esq., General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5.	Purchase Permitted By Applicable Law, Etc.

On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.	Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7.	Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing Date, the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

4.8.	Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.	Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of organization, been a party to any merger or consolidation, or shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

4.10.	Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4.11.	Proceedings and Documents.

All corporate and other organizational proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

5.1.	Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.	Authorization, Etc.

This Agreement and the Notes to be issued on the Closing Date have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each such Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

The documents filed by the Company with the Securities and Exchange Commission (the “Public Filings”), including documents incorporated therein by reference, fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Restricted Subsidiaries. This Agreement, the Public Filings, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements referred to in Section 5.5, in each case, delivered (or deemed to be delivered by reference to the Public Filings) to the Purchasers prior to August 21, 2009 (this Agreement, the Public Filings and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since June 30, 2009, there has been no change in the financial condition, operations, business or properties of the Company or any of its Restricted Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)     Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Restricted and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and its Subsidiaries, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b)	All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Material Lien (except as otherwise disclosed in Schedule 5.4).

(c)	Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)	No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.	Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the (quarterly and annual or, in the case of 2009, quarterly only) financial statements of the Company and its Subsidiaries contained in the Public Filings for the years 2004 through 2009, inclusive. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Public Filings and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6.	Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.	Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.	Litigation; Observance of Agreements, Statutes and Orders.

(a)     There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)	Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.	Taxes.

The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended 2005.

5.10.	Title to Property; Leases.

The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties which the Company and its Restricted Subsidiaries own or purport to own, including all such properties reflected as owned in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except where the failure to have such title would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11.	Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,

(a)     the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except to the extent that the failure to own or possess the same, or the existence of any such conflict, would not have a Material Adverse Effect;

(b)	no product of the Company or any of its Restricted Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except where any such infringement would not have a Material Adverse Effect; and

(c)	there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries, except where any such violation would not have a Material Adverse Effect.

5.12.	Compliance with ERISA.

(a)     The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)     The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans) and all foreign employee benefit plans, determined as of the end of such Plan’s (and such foreign employee benefit plans’) most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plans (and such foreign employee benefit plans) allocable to such benefit liabilities by more than $107,799,000 in the aggregate for all Plans and all foreign employee benefit plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)     The Company and its ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)	The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)	The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax would be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13.	Private Offering by the Company.

Neither the Company nor anyone acting on the Company’s behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than three (3) other Institutional Investors, each of which has been offered the Notes in connection with a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes for general corporate purposes of the Company. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.	Existing Debt; Future Liens.

(a)     Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of June 30, 2009, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)	Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

(c)	Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15.

5.16.	Foreign Assets Control Regulations, Etc.

(a)     (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)	Neither the Company nor any Subsidiary is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or, to the knowledge of the Company, engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)	No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

5.17.	Status under Certain Statutes.

Neither the Company nor any Restricted Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18.	Environmental Matters.

(a)     Neither the Company nor any Restricted Subsidiary has knowledge of any liability or has received any notice of any liability, and no proceeding has been instituted raising any liability against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)	Neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any liability, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)	Neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(d)	All buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

5.19.	Notes Rank Pari Passu.

The obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in Schedule 5.15 hereto.

6.	Representations of the Purchaser.

6.1.	Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to and the Company has no intent to register the Notes.

6.2.	Accredited Investor.

Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers to its satisfaction concerning the terms and conditions of the sale of the Notes.

6.3.	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)     the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)	the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)	the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)	the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)	the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)	the Source is a governmental plan; or

(g)	the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)	the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.	Information as to Company.

7.1.	Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)     Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year),

(i)     a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)     consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that filing (and providing each holder of Notes written notice of such filing) with the Securities and Exchange Commission within the time period specified above the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)     Annual Statements — within 105 days after the end of each fiscal year of the Company,

(i)     a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)	consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that filing (and providing each holder of Notes written notice of such filing) with the Securities and Exchange Commission within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)     Unrestricted Subsidiaries — In the event that one or more Unrestricted Subsidiaries shall either (i) own more than 10% of the total consolidated assets of the Company and its Subsidiaries, or (ii) account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries, determined in each case in accordance with GAAP, then, within the respective periods provided in Section 7.1(a) and (b) above, the Company shall deliver to each holder of Notes that is an Institutional Investor, unaudited financial statements of the character and for the dates and periods as in said Sections 7.1(a) and (b) covering such group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 7.1(a) and (b);

(d)	SEC and Other Reports — except for filings referred to in Section 7.1(a) and (b) above, promptly upon their becoming available and, to the extent applicable, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(e)	Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(f)	ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)     with respect to any Plan, any reportable event, as defined in
Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

(ii)	the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)	any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(g)     Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

(h)	Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes and if provided by the Company, would not violate any applicable laws, regulations or rules.

7.2.	Officer’s Certificate.

At the time each set of financial statements is required to be delivered (or deemed to have been delivered) to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof the Company shall deliver to each holder a certificate of a Senior Financial Officer setting forth:

(a)     Covenant Compliance — the information required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.6 and Section 10.9 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)	Event of Default — a statement that such officer has reviewed the relevant terms hereof and such review shall not have disclosed the existence during the quarterly or annual period covered by the statements then being furnished of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.	Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)     No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)	Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

For the avoidance of doubt, it is understood that Section 20 applies to Confidential Information obtained in connection with the exercise by any holder of Notes of the rights set forth in this Section 7.3.
8.	Payment of the Notes.

8.1.	Required Prepayments.

On the following dates, the Company shall prepay the following principal amounts (or such lesser principal amounts as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment:

Fourth Anniversary of the Closing Date	$75,000,000
Fifth Anniversary of the Closing Date	$100,000,000

The entire remaining unpaid principal amount of the Notes shall become due and payable on the sixth anniversary of the Closing Date.

8.2.	Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the original aggregate principal amount of the Notes to be prepaid in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.	Prepayment of Notes Upon Change of Control.

(a)     Notice of Change of Control. The Company will, within 5 Business Days after any Senior Financial Officer has knowledge of the occurrence of any Change of Control, give written notice of such Change of Control to each holder of Notes unless notice in respect of such Change of Control shall have been given pursuant to subparagraph (b) of this Section 8.3. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

(b)	Condition to Company Action. The Company will not take any action that consummates or finalizes a Change of Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

(c)	Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder of Notes (in this case only, “holder of Notes” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than thirty (30) days and not more than one hundred twenty (120) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 60th day after the date of such offer).

(d)	Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than fifteen (15) days after receipt by such holder of Notes of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder of Notes.

(e)	Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

(f)	Deferral Pending Change of Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change of Control occurs; provided, however, that if the Change of Control has not occurred within 45 days after the original Proposed Prepayment Date, any holder of Notes may withdraw its acceptance and the Company shall again comply with this Section 8.3 as to such Change of Control with respect to such withdrawing holder. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change of Control shall be deemed rescinded).

(g)	Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount and series of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

8.4.	Prepayment of Notes Upon Sale of Assets.

The Company may prepay the Notes in accordance with Section 10.4.

8.5.	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.6.	Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7.	Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by the Company or an Affiliate pro rata to the holders of the Notes upon the same terms and conditions. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.8.	Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded on the run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.	Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

9.1.	Compliance with Law.

Without limiting Section 10.7, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.	Insurance.

The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.

9.3.	Maintenance of Properties.

The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be conducted in the ordinary course at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of or disposing of any of its properties if such discontinuance or disposal is desirable in the conduct of its business and the Company has concluded that such discontinuance or disposal would not, individually or in the aggregate, (i) reasonably be expected to have a Material Adverse Effect or (ii) would not violate the limitations set forth in Sections 10.4 and 10.5 hereof.

9.4.	Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary not permitted by Section 10.3, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing or nonpayment, as the case may be, of any such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

9.5.	Corporate Existence, Etc.

Subject to Sections  10.4 and 10.5, the Company will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

9.6.	Designation of Subsidiaries.

The Company may from time to time cause any Subsidiary (other than a Subsidiary Guarantor) to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated a Restricted Subsidiary; provided, however, that at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default would exist under the terms of this Agreement, and (b) the Company and its Restricted Subsidiaries would be in compliance with all of the covenants set forth in this Section 9 and Section 10 if tested on the date of such action and provided, further, that once a Subsidiary has been designated an Unrestricted Subsidiary, it shall not thereafter be redesignated as a Restricted Subsidiary on more than one occasion and once a Subsidiary has been designated a Restricted Subsidiary, it shall not thereafter be redesignated as an Unrestricted Subsidiary on more than one occasion, except with the prior written consent of the holders of Notes, not to be unreasonable withheld. Within ten (10) days following any designation described above, the Company will deliver to you a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Company certifying compliance with all requirements of this Section 9.6 and setting forth all information required in order to establish such compliance.

9.7.	Notes to Rank Pari Passu.

The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all Debt outstanding under the Bank Credit Agreement and all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

9.8.	Subsidiary Guarantors.

The Company will cause any Subsidiary which is required by the terms of the Bank Credit Agreement to become obligated for, or otherwise guarantee, Debt of the Company in respect of the Bank Credit Agreement, to deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation) the following items:

(a)     a duly executed Subsidiary Guaranty in scope, form and substance satisfactory to the Required Holders;

(b)	a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

(c)	an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

9.9.	Books and Records.

The Company will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account in conformity with GAAP (or with respect to any Restricted Subsidiary organized and operating in a jurisdiction other than the United States of America, in conformity to such jurisdiction’s generally accepted accounting principles) and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.

10.	Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

10.1.	Consolidated Debt to Consolidated EBITDA.

The Company will not at any time permit the ratio of Consolidated Debt to Consolidated EBITDA (Consolidated EBITDA to be calculated as at the end of each fiscal quarter for the four consecutive fiscal quarters then ended) to exceed 3.50 to 1.00; provided, however, that the ratio of Consolidated Debt to Consolidated EBITDA may exceed 3.5 to 1.00 at any time during a Transition Period if such ratio of Consolidated Debt to Consolidated EBITDA exceeded 3.5 to 1.00 as a direct result of the Company or any Restricted Subsidiary creating, assuming, incurring, guaranteeing or otherwise becoming liable in respect of Acquisition Debt so long as the ratio of Consolidated Debt to Consolidated EBITDA at all times during any Transition Period shall not exceed 4.0 to 1.00.

10.2.	Priority Debt.

The Company will not at any time permit the aggregate amount of all Priority Debt to exceed 20% of Consolidated Net Worth (Consolidated Net Worth to be determined as of the end of the then most recently ended fiscal quarter of the Company).

10.3.	Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

(a)     Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b)	any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(c)	Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens for sums not yet due and payable) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

(d)	leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, or Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(e)	Liens securing Debt of a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(f)	Liens existing as of the Closing Date and reflected in Schedule 10.3;

(g)	Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved; (ii) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within three hundred sixty-five (365) days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Debt secured by such Lien), the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors of the Company); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

(h)	any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary (other than pursuant to Section 9.6), or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

(i)	any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (f), (g) and (h) of this Section 10.3, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; or

(j)	Liens securing Priority Debt of the Company or any Restricted Subsidiary, provided that the aggregate principal amount of any such Priority Debt shall be permitted by Section 10.2; provided that, notwithstanding the foregoing, the Company and its Restricted Subsidiaries will not secure Debt outstanding under or pursuant to any Principal Credit Facility pursuant to this clause (j) unless the Debt evidenced by the Notes is equally and ratably secured with the Debt under such Principal Credit Facility pursuant to documentation reasonably acceptable to the Required Holders.

10.4.	Sales of Assets.

The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

(1)     to acquire operating assets used or useful in carrying on the business of the Company and its Restricted Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or

(2)	to prepay or retire Senior Debt of the Company and/or its Restricted Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, but without the payment of the Make-Whole Amount, if any. Any offer of prepayment of the Notes pursuant to this Section 10.4 shall be given to each holder of the Notes by written notice that shall be delivered not less than fifteen (15) days and not more than sixty (60) days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such holder’s Notes. Each holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. The Company shall prepay on the prepayment date the Ratable Portion of Notes held by each holder that has accepted such offer, together with accrued interest thereon.

As used in this Section 10.4, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries during the period beginning on the first day of the 12th complete calendar month preceding the date of such sale, lease or other disposition and ending on such date, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Company and its Restricted Subsidiaries, (ii) any transfer of assets from the Company to any Restricted Subsidiary or from any Restricted Subsidiary to the Company or a Restricted Subsidiary and (iii) any sale or transfer of property acquired by the Company or any Restricted Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Restricted Subsidiary if the Company or a Restricted Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

10.5.	Merger and Consolidation.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(1)     any Restricted Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) the Company or a Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) any other Person so long as the survivor is the Restricted Subsidiary, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.4; and

(2)	the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(a)     the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Corporation”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b)     if the Company is not the Successor Corporation, such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Successor Corporation shall have caused to be delivered to each holder of Notes (A) an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and (B) an acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty continues in full force and effect; and

(c)	immediately after giving effect to such transaction no Default or Event of Default would exist.

10.6.	Transactions with Affiliates.

The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and upon fair and reasonable terms that are not materially less favorable to the Company or such Restricted Subsidiary, taken as a whole, than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.7.	Terrorism Sanctions Regulations.

The Company will not and will not permit any Subsidiary to engage in any actions or inactions that will permit or cause the Company or any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

10.8.	Line of Business.

The Company will not and will not permit any Restricted Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

10.9.	Restricted Subsidiary Group.

The Company will not at any time permit Consolidated Total Assets to be less than 80% of the total amount of consolidated total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as of the end of the then most recently ended fiscal quarter.

11.	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)     the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)	the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)	the Company defaults in the performance of or compliance with any term contained in Section 10 or any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty, beyond any period of grace or cure period provided with respect thereto; or

(d)	the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)	any Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor, or any Subsidiary Guarantor or any party by, through or on account of any such Person, challenges the validity, binding nature or enforceability of any such Subsidiary Guaranty; or

(f)	any representation or warranty made in writing by or on behalf of the Company or Subsidiary Guarantor in this Agreement or any Subsidiary Guaranty or by any officer of the Company or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(g)	(i) the Company, any Material Subsidiary or any Subsidiary Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest (in the payment amount of at least $100,000) on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company, any Material Subsidiary or any Subsidiary Guarantor is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount of at least $25,000,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company, any Material Subsidiary or any Subsidiary Guarantor has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000; or

(h)	the Company, any Material Subsidiary or any Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(i)	a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any of its Material Subsidiaries or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any of its Material Subsidiaries or any Subsidiary Guarantor, or any such petition shall be filed against the Company, any of its Material Subsidiaries or any Subsidiary Guarantor and such petition shall not be dismissed within 60 days; or

(j)	a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company, any of its Material Subsidiaries or any Subsidiary Guarantor and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)	if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.	Remedies on Default, Etc.

12.1.	Acceleration.

(a)     If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all Notes then outstanding shall automatically become immediately due and payable.

(b)	If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all Notes then outstanding to be immediately due and payable.

(c)	If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

Upon any Note’s becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after the Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, in the event the Company fails to pay upon demand as required under this Section 12, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	Registration; Exchange; Substitution of Notes.

13.1.	Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.	Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request in accordance with this Agreement, and shall be substantially in the form of the Note originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

13.3.	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)     in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)	in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.	Payments on Notes.

14.1.	Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.	Home Office Payment.

So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

15.	Expenses, Etc.

15.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers and, if reasonably required by the Required Holders, local or other counsel) reasonably incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective) for: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

15.2.	Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any such Note or portion thereof or interest therein and the payment of any Note and may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any such Note. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	Amendment and Waiver.

17.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 6 or 21 hereof, or any defined term, will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (b) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate) or of the Make-Whole Amount, if any, on the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.	Solicitation of Holders of Notes.

(a)     Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with such information as requested, in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)     Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)	Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

17.3.	Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.	Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)     if to a Purchaser or such Purchaser’s nominee, to such Purchaser or such Purchaser’s nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or such Purchaser’s nominee shall have specified to the Company in writing pursuant to this Section 18;

(ii)	if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this Section 18, or

(iii)	if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from challenging the accuracy of any such reproduction.

20.	Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party in connection with the transaction described herein or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, the Subsidiary Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.	Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Subsidiaries as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Subsidiary, shall contain such Subsidiary’s agreement to be bound by this Agreement and shall contain a confirmation by such Subsidiary of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Subsidiary in lieu of such original Purchaser. In the event that such Subsidiary is so substituted as a Purchaser hereunder and such Subsidiary thereafter transfers to such original Purchaser all of the Notes then held by such Subsidiary, upon receipt by the Company of notice of such transfer, any reference to such Subsidiary as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Subsidiary, but shall refer to such original Purchaser and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.	Miscellaneous.

22.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the date of payment of any principal of any Note is a date other than a Business Day, the payment otherwise due on such date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3.	Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. Notwithstanding the foregoing or any other provision of this Agreement, for purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Debt (including Consolidated Debt) using fair value (as permitted by FASB 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

22.4.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5.	Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.6.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7.	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.8.	Jurisdiction and Process; Waiver of Jury Trial.

(a)     The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)	The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)	Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)	The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Very truly yours,

Dentsply International Inc.

By:

Name:

Title:

Accepted as of the date first written above.

NEW YORK LIFE INSURANCE COMPANY

By:

Name:

Title:

NEW YORK LIFE INSURANCE AND ANNUITY

CORPORATION

By:     New York Life Investment Management LLC,

     Its Investment Manager

     By:

     Name:

     Title:

NEW YORK LIFE INSURANCE AND ANNUITY

CORPORATION Institutionally Owned Life

Insurance Separate Account (BOLI 30C)

By:     New York Life Investment Management LLC,

     Its Investment Manager

     By:

     Name:

     Title:

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY OF CONNECTICUT
        by Metropolitan Life Insurance Company, its Investment Manager
METLIFE INVESTORS USA INSURANCE COMPANY
        by Metropolitan Life Insurance Company, its Investment Manager

By:

Name:

Title:

(executed by Metropolitan Life Insurance Company (i) as to itself as a Purchaser and (ii) as investment manager to MetLife Insurance Company of Connecticut as a Purchaser and MetLife Investors USA Insurance Company as a
Purchaser)

HARTFORD LIFE INSURANCE COMPANY

HARTFORD ACCIDENT AND INDEMNITY COMPANY

By:     Hartford Investment Management Company

     Their Agent and Attorney-in-Fact

     By:

     Name:

     Title:

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Purchaser Name	NEW YORK LIFE INSURANCE COMPANY
Name in which to register Note(s)	NEW YORK LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-1; $17,000,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

JPMorgan Chase Bank

New York, New York 10019

ABA No.: 021-000-021

Credit: New York Life Insurance Company

General Account No.: 008-9-00687

Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer: DENTSPLY INTERNATIONAL INC. Description of Security: 4.11% Senior Notes[1] PPN: [2] Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.
Address / Fax # for notices related to payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Financial Management

Securities Operations, 2 nd Floor

Fax #: (212) 447-4132

With a copy sent via Email to: FIIGLibrary@nylim.com

Address / Fax # for all other notices

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010

Attention: Fixed Income Investors Group

Private Finance, 2nd Floor

Fax #: (212) 447-4122

With a copy sent via Email to: FIIGLibrary@nylim.com

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel

Investment Section, Room 1016

Fax #: (212) 576-8340

Instructions re Delivery of Notes	New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010 Attn: Michael Boyd, Esq.
Signature Block	NEW YORK LIFE INSURANCE COMPANY By:_____________________________ Name: Title:
Tax identification number	13-5582869

1 Maturity date to be inserted before Closing

2 PPN to be inserted before Closing

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
Name in which to register Note(s)	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
Note registration number(s); principal amount(s)	R-2; $82,000,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

JPMorgan Chase Bank

New York, New York 10019

ABA No.: 021-000-021

Credit: New York Life Insurance and Annuity Corporation

General Account No.: 323-8-47382

Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer: DENTSPLY INTERNATIONAL INC. Description of Security: 4.11% Senior Notes[3] PPN: [4] Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.
Address / Fax # for notices related to payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Financial Management

Securities Operations, 2 nd Floor

Fax #: (212) 447-4132

With a copy sent via Email to: FIIGLibrary@nylim.com

Address / Fax # for all other notices

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Fixed Income Investors Group

Private Finance, 2nd Floor

Fax #: (212) 447-4122

With a copy sent via Email to: FIIGLibrary@nylim.com

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel

Investment Section, Room 1016

Fax #: (212) 576-8340

Instructions re Delivery of Notes	New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010 Attn: Michael Boyd, Esq.
Signature Block	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION By: New York Life Investment Management LLC, Its Investment Manager By:_____________________________ Name: Title:
Tax identification number	13-3044743

3 Maturity date to be inserted before Closing

4 PPN to be inserted before Closing

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION Institutionally Owned Life Insurance Separate Account (BOLI 30C)
Name in which to register Note(s)	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION Institutionally Owned Life Insurance Separate Account (BOLI 30C)
Note registration number(s); principal amount(s)	R-3; $1,000,000
Payment on account of Note Method Account information	Federal Funds Wire Transfer JPMorgan Chase Bank New York, New York ABA #021-000-021 Credit: NYLIAC SEPARATE BOLI 30C General Account No.: 304-6-23970 Re: (See “Accompanying information” below)
Accompanying information	Name of Issuer: DENTSPLY INTERNATIONAL INC. Description of Security: 4.11% Senior Notes[5] PPN: [6] Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.
Address / Fax # for notices related to payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Financial Management

Securities Operations, 2 nd Floor Room 201

Fax #: (212) 447-4132

With a copy sent via Email to: FIIGLibrary@nylim.com

Address / Fax # for all other notices

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Fixed Income Investors Group

Private Finance, 2nd Floor

Fax #: (212) 447-4122

With a copy sent via Email to: FIIGLibrary@nylim.com

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel

Investment Section, Room 1016

Fax #: (212) 576-8340

Instructions re Delivery of Notes	New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010 Attn: Michael Boyd, Esq.
Signature Block

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION Institutionally Owned Life Insurance Separate Account (BOLI 30C)

By:      New York Life Investment Management LLC,

     Its Investment Manager

     By:_____________________________

     Name:

     Title:

Tax identification number	13-3044743

5 Maturity date to be inserted before Closing

6 PPN to be inserted before Closing

Purchaser Name	METROPOLITAN LIFE INSURANCE COMPANY
Name in which to register Note(s)	METROPOLITAN LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-4; $58,000,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

Bank Name:     JPMorgan Chase Bank

ABA Routing #:      021-000-021

Account No.:     002-2-410591

Account Name:     Metropolitan Life Insurance Company

Ref:          See “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions form the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth below.

Accompanying information	Name of Issuer: DENTSPLY INTERNATIONAL INC. Description of Security: 4.11% Senior Notes[7] PPN: [8] Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.
Address / Fax # / Email for all notices and communications

Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile: (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Facsimile: (973) 355-4338

Email: sec_invest_law@metlife.com

Instructions re Delivery of Notes	Metropolitan Life Insurance Company Securities Investments, Law Department 10 Park Avenue Morristown, New Jersey 07962 Attention: Jane Dickson, Esq.
Signature Block

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY OF CONNECTICUT
By:     Metropolitan Life Insurance Company,

     its Investment Manager

METLIFE INVESTORS USA INSURANCE COMPANY
By:     Metropolitan Life Insurance Company,

     its Investment Manager

     By:_________________________________________
     Name:
     Title:

Tax identification number	13-5581829

7 Maturity date to be inserted before Closing

8 PPN to be inserted before Closing

Purchaser Name	METLIFE INSURANCE COMPANY OF CONNECTICUT
Name in which to register Note(s)	METLIFE INSURANCE COMPANY OF CONNECTICUT, ON BEHALF OF ITS SEPARATE ACCOUNT MGA
Note registration number(s); principal amount(s)	R-5; $15,000,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

Bank Name:     State Street Bank

ABA Routing #:     011000028

Account No.:     0008-7155

Account Name:     MetLife Insurance Company of Connecticut - MICC-SA           MGA (TIC-MGA)

Ref:          See “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions form the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth below.

Accompanying information

Name of Issuer:     DENTSPLY INTERNATIONAL INC.

Description of

Security:           4.11% Senior Notes[9]

PPN:     [10]

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # / Email for all notices and communications

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile: (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Facsimile: (973) 355-4338

Email: sec_invest_law@metlife.com

Instructions re Delivery of Notes	MetLife Insurance Company of Connecticut c/o Metropolitan Life Insurance Company Securities Investments, Law Department 10 Park Avenue Morristown, New Jersey 07962 Attention: Jane Dickson, Esq.
Signature Block

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY OF CONNECTICUT
By:     Metropolitan Life Insurance Company,

     its Investment Manager

METLIFE INVESTORS USA INSURANCE COMPANY
By:     Metropolitan Life Insurance Company,

     its Investment Manager

     By:_________________________________________
     Name:
     Title:

Tax identification number	06-0566090

9 Maturity date to be inserted before Closing

10 PPN to be inserted before Closing

Purchaser Name	METLIFE INSURANCE COMPANY OF CONNECTICUT
Name in which to register Note(s)	METLIFE INSURANCE COMPANY OF CONNECTICUT
Note registration number(s); principal amount(s)	R-6; $2,000,000
Payment on account of Note Method Account information

Federal Funds Wire Transfer

Bank Name:     JPMorgan Chase Bank

ABA Routing #:     021-000-021

Account No.:     910-2-587434

Account Name:     MetLife Insurance Company of Connecticut

Ref:          See “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions form the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth below.

Accompanying information

Name of Issuer:     DENTSPLY INTERNATIONAL INC.

Description of

Security:           4.11% Senior Notes[11]

PPN:     [12]

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # / Email for all notices

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Facsimile: (973) 355-4338

Email: sec_invest_law@metlife.com

Instructions re Delivery of Notes	MetLife Insurance Company of Connecticut c/o Metropolitan Life Insurance Company Securities Investments, Law Department 10 Park Avenue Morristown, New Jersey 07962 Attention: Jane Dickson, Esq.
Signature Block

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY OF CONNECTICUT
By:     Metropolitan Life Insurance Company,

     its Investment Manager

METLIFE INVESTORS USA INSURANCE COMPANY
By:     Metropolitan Life Insurance Company,

     its Investment Manager

     By:_________________________________________
     Name:
     Title:

Tax identification number	06-0566090

11 Maturity date to be inserted before Closing

12 PPN to be inserted before Closing

Purchaser Name	METLIFE INVESTORS USA INSURANCE COMPANY
Name in which to register Note(s)	METLIFE INVESTORS USA INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-7; $25,000,000
Payment on account of Note(s) Method Account information

Federal Funds Wire Transfer

Bank Name:     JPMorgan Chase Bank

ABA Routing #:      021-000-021

Account No.:     002-2-431530

Account Name:     MetLife Investors USA Insurance Company

Ref:          See “Accompanying Information” below

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions form the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth below.

Accompanying information

Name of Issuer:     DENTSPLY INTERNATIONAL INC.

Description of

Security:           4.11% Senior Notes[13]

PPN:     [14]

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # / Email for all notices

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Facsimile (973) 355-4250

With a copy OTHER than with respect to deliveries of financial statements to:

MetLife Investors USA Insurance Company

c/o Metropolitan Life Insurance Company

P.O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Chief Counsel-Securities Investments (PRIV)

Facsimile: (973) 355-4338

Email: sec_invest_law@metlife.com

Instructions re Delivery of Note(s)	MetLife Investors USA Insurance Company c/o Metropolitan Life Insurance Company Securities Investments, Law Department 10 Park Avenue Morristown, New Jersey 07962 Attention: Jane Dickson, Esq.
Signature Block

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY OF CONNECTICUT
By:     Metropolitan Life Insurance Company,

     its Investment Manager

METLIFE INVESTORS USA INSURANCE COMPANY
By:     Metropolitan Life Insurance Company,

     its Investment Manager

     By:_________________________________________
     Name:
     Title:

Tax identification number	54-0696644

13 Maturity date to be inserted before Closing

14 PPN to be inserted before Closing

Purchaser Name	HARTFORD LIFE INSURANCE COMPANY
Name in which to register Note(s)	HARTFORD LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-8; $5,000,000 R-9; $5,000,000 R-10; $5,000,000 R-11; $5,000,000 R-12; $5,000,000
Payment on account of Note(s) Method Account information

Federal Funds Wire Transfer

JP Morgan Chase

4 New York Plaza

New York New York 10004

Bank ABA No.: 021000021

Chase NYC/Cust

A/C # 900-9-000200 for F/C/T G06641-CRC

Attn: Bond Interest /Principal - Dentsply International Inc. 4.11% Senior Notes due 2016

Ref: See “Accompanying Information” below

Accompanying information

Name of Issuer:     DENTSPLY INTERNATIONAL INC.

Description of

Security:           4.11% Senior Notes[15]

PPN:     [16]

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments	Hartford Investment Management Company c/o Portfolio Support P.O. Box 1744 Hartford, CT 06144-1744 Fax: 860-297-8875/8876 Overnight Mail Address: 55 Farmington Avenue Hartford, CT 06105
Address / Fax # for all other notices

E-Mail Address:

Dawn.crunden@himco.com and PrivatePlacements.Himco@Himco.com

Subject to confirmation copy of notice being sent same day by recognized international commercial delivery services to the following address:

Hartford Investment Management Company

c/o Investment Department – Private Placements

P.O. Box 1744

Hartford, CT 06144-1744

Fax: 860-297-8884

Overnight Mail Address:

55 Farmington Avenue

Hartford, CT 06105

Instructions re Delivery of Note(s)	JP Morgan Chase 4 New York Plaza New York, NY 10004 Attn: Brian Cavanaugh, Phy/Rec - 11th Floor Custody Account Number: G06641-CRC (must appear on outside of envelope)
Signature Block	HARTFORD LIFE INSURANCE COMPANY HARTFORD ACCIDENT AND INDEMNITY COMPANY By: Hartford Investment Management Company Their Agent and Attorney-in-Fact By:___________________________ Name: Title:
Tax identification number	06-0974148

15 Maturity date to be inserted before Closing

16 PPN to be inserted before Closing

Purchaser Name	HARTFORD LIFE INSURANCE COMPANY
Name in which to register Note(s)	HARTFORD LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-13; $1,000,000
Payment on account of Note(s) Method Account information

Federal Funds Wire Transfer

JP Morgan Chase

4 New York Plaza

New York, NY 10004

ABA No.: 021000021

Chase NYC/Cust

A/C # 900-9-000200 for F/C/T G12011-CRR

Attn: Bond Interest /Principal - Dentsply International Inc. 4.11% Senior Notes due 2016

Ref: See “Accompanying Information” below

Accompanying information

Name of Issuer:     DENTSPLY INTERNATIONAL INC.

Description of

Security:           4.11% Senior Notes[17]

PPN:     [18]

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments	Hartford Investment Management Company c/o Portfolio Support P.O. Box 1744 Hartford, CT 06144-1744 Fax: 860-297-8875/8876 Overnight Mail Address: 55 Farmington Avenue Hartford, CT 06105
Address / Fax # for all other notices

E-Mail Address:

Dawn.crunden@himco.com and PrivatePlacements.Himco@Himco.com

Subject to confirmation copy of notice being sent same day by recognized international commercial delivery services to the following address:

Hartford Investment Management Company

c/o Investment Department – Private Placements

P.O. Box 1744

Hartford, CT 06144-1744

Fax: 860-297-8884

Overnight Mail Address:

55 Farmington Avenue

Hartford, CT 06105

Instructions re Delivery of Note(s)	JP Morgan Chase 4 New York Plaza New York, NY 10004 Attn: Brian Cavanaugh, Phy/Rec - 11th Floor Custody Account Number: G12011-CRR (must appear on outside of envelope)
Signature Block	HARTFORD LIFE INSURANCE COMPANY HARTFORD ACCIDENT AND INDEMNITY COMPANY By: Hartford Investment Management Company Their Agent and Attorney-in-Fact By:___________________________ Name: Title:
Tax identification number	06-0974148

 17 Maturity date to be inserted before Closing

18 PPN to be inserted before Closing

Purchaser Name	HARTFORD LIFE INSURANCE COMPANY
Name in which to register Note(s)	HARTFORD LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	R-14; $5,000,000 R-15; $5,000,000 R-16; $5,000,000 R-17; $5,000,000 R-18; $4,000,000
Payment on account of Note(s) Method Account information

Federal Funds Wire Transfer

JP Morgan Chase

4 New York Plaza

New York, NY 10004

ABA No.: 021000021

Chase NYC/Cust

A/C # 900-9-000200 for F/C/T G06239-HAI

Attn: Bond Interest /Principal - Dentsply International Inc. 4.11% Senior Notes due 2016

Ref: See “Accompanying Information” below

Accompanying information

Name of Issuer:     DENTSPLY INTERNATIONAL INC.

Description of

Security:           4.11% Senior Notes[19]

PPN:     [20]

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments	Hartford Investment Management Company c/o Portfolio Support P.O. Box 1744 Hartford, CT 06144-1744 Fax: 860-297-8875/8876 Overnight Mail Address: 55 Farmington Avenue Hartford, CT 06105
Address / Fax # for all other notices

E-Mail Address:

Dawn.crunden@himco.com and PrivatePlacements.Himco@Himco.com

Subject to confirmation copy of notice being sent same day by recognized international commercial delivery services to the following address:

Hartford Investment Management Company

c/o Investment Department – Private Placements

P.O. Box 1744

Hartford, CT 06144-1744

Fax: 860-297-8884

Overnight Mail Address:

55 Farmington Avenue

Hartford, CT 06105

Instructions re Delivery of Note(s)	JP Morgan Chase 4 New York Plaza New York, NY 10004 Attn: Brian Cavanaugh, Phy/Rec - 11th Floor Custody Account Number: G06239-HAI (must appear on outside of envelope)
Signature Block	HARTFORD LIFE INSURANCE COMPANY HARTFORD ACCIDENT AND INDEMNITY COMPANY By: Hartford Investment Management Company Their Agent and Attorney-in-Fact By:___________________________ Name: Title:
Tax identification number	06-0383030

19 Maturity date to be inserted before Closing

20 PPN to be inserted before Closing

SCHEDULE B

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquisition Debt” means any Debt incurred in connection with the acquisition by the Company or any Restricted Subsidiary of any Person or line of business, provided, that, at such time and after giving effect to such acquisition, the Company and its Restricted Subsidiaries are in compliance with Section 10.8.

“Administrative Agent” means Citibank, N.A. in its capacity as agent under the Bank Credit Agreement, together with its successors and assigns in such capacity.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in Section 17.3.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Bank Credit Agreement” means the Credit Agreement dated as of May 9, 2005 by and among the Company, certain Subsidiaries of the Company named therein, the Administrative Agent, and the Bank Lenders and other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.

“Bank Lenders” means the banks and financial institutions party to the Bank Credit Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Change of Control” means any of the following events or circumstances: (a) any Person or related Persons constituting a “group” for purposes of Section 13(d) of the Exchange Act shall have acquired “beneficial ownership” of a majority of the Voting Stock of the Company, or (b) during any period of 24 consecutive months commencing after the date of this Agreement, individuals who were directors of the Company at the beginning of the period shall cease for any reason (other than due to death or disability) to constitute a majority of the Board of Directors of the Company.

“Closing” is defined in Section 3.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consignment Agreements” means, collectively, (a) that certain precious metal inventory Purchase and Sale Agreement dated November 30, 2001, as amended October 10, 2006 between Bank of Nova Scotia and the Company, (b) that certain precious metal inventory Purchase and Sale Agreement dated December 20, 2001 between JPMorgan Chase Bank and the Company, (c) that certain precious metal inventory Purchase and Sale Agreement dated December 20, 2001 between Mitsui & Co., Precious Metals Inc. and the Company, and (d) that certain precious metal inventory Purchase and Sale Agreement dated December 15, 2005 between ABN AMRO NV, Australian Branch and the Company, and any renewals, extensions or replacements of any of the foregoing agreements.

“Consolidated Debt” means as of any date of determination the total amount of all Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP. For purposes of this Agreement, Consolidated Debt shall not include any Debt incurred in connection with the Consignment Agreements.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income and without duplication, (a) depreciation, depletion, if any, and amortization expense for such period, (b) Consolidated Interest Expense for such period, (c) income tax expense for such period, and (d) other non-cash charges for such period, all as determined in accordance with GAAP. For purposes of calculating Consolidated EBITDA for any period of four consecutive quarters, if during such period the Company or any Restricted Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the operating assets of any Person, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

“Consolidated Interest Expense” shall mean, for any period, the gross interest expense of the Company and its Restricted Subsidiaries deducted in the calculation of Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” shall mean the consolidated stockholder’s equity of the Company and its Restricted Subsidiaries, as defined according to GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Debt” means, with respect to any Person, without duplication,

(a)     its liabilities for borrowed money;

(b)     its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)	its Capital Lease Obligations;

(d)	its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

(e)	Guaranties by such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means the rate of interest that is the greater of (i) 2% per annum above the rate of interest then in effect pursuant to clause (a) of the first paragraph of the Notes or (ii) 2% over the rate or interest publicly announced by JPMorgan Chase Bank in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Company’s board of directors.

“GAAP” means those generally accepted accounting principles as in effect from time to time in the United States of America; provided that, if the Company notifies the Required Holders that the Company wishes to amend any negative covenants (or any definition hereof) to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant or definition, then the Company’s compliance with such covenant or the meaning of such definition shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Holders.

“Governmental Authority” means

(a)     the government of

(i)     the United States of America or any state or other political subdivision thereof, or

(ii)	any jurisdiction in which the Company or any Restricted Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Restricted Subsidiary, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)     to purchase such Debt or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation;

(b)     to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c)	to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

(d)	otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“INHAM Exemption” is defined in Section 6.3(e).

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.8.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

“Material Subsidiary” means, at any time, any Restricted Subsidiary of the Company which, together with all other Restricted Subsidiaries of such Restricted Subsidiary, accounts for more than (a) 5% of the consolidated assets of the Company and its Restricted Subsidiaries, determined as of the end of the then most recently ended fiscal quarter of the Company or (b) 5% of consolidated revenue of the Company and its Restricted Subsidiaries, determined for the then most recently ended period of four consecutive fiscal quarters of the Company.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 6.3(a).

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Principal Credit Facility” means (a) the Bank Credit Agreement, as the same may be amended, restated or otherwise modified from time to time, or such other principal credit facility or facilities of the Company as may from time to time refinance or replace such facility and (b) any committed or funded debt facility of the Company with an aggregate facility size of at least $50,000,000 (or the equivalent thereof in the relevant currency), as of any date of determination.

“Priority Debt” means (without duplication), as of the date of any determination thereof, the sum of (a) all unsecured Debt of Restricted Subsidiaries (including all Guaranties of Debt of the Company but excluding (x) Debt owing to the Company or any other Restricted Subsidiary, (y) Debt outstanding at the time such Person became a Restricted Subsidiary (other than an Unrestricted Subsidiary which is designated as a Restricted Subsidiary pursuant to Section 9.6 hereof), provided that such Debt shall have not been incurred in contemplation of such person becoming a Restricted Subsidiary, and (z) all Guaranties of Debt of the Company by any Restricted Subsidiary which has also guaranteed the Notes and (b) all Debt of the Company and its Restricted Subsidiaries secured by Liens other than Debt secured by Liens permitted by subparagraphs (a) through (i), inclusive, of Section 10.3.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.3(c).

“PTE” is defined in Section 6.3(a).

“Public Filings” is defined in Section 5.3.

“Purchasers” is defined in the introductory paragraph of this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Qualified Institutional Buyer” means any Person who is a qualified institutional buyer within the meaning of such term as set forth in Rule 144(a)(1) under the Securities Act.

“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Debt in accordance with Section 10.4(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Debt of the Company and its Restricted Subsidiaries.21

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of not less than 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Subsidiary” means any Subsidiary (a) in which at least a majority of the voting securities are owned by the Company and/or one or more Restricted Subsidiaries and (b) which the Company has not designated as an Unrestricted Subsidiary by notice in writing given to the holders of the Notes.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt” means, as of the date of any determination thereof, all Consolidated Debt, other than Subordinated Debt.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Source” is defined in Section 6.3.

“Subordinated Debt” means all unsecured Debt of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the obligations of the Company under this Agreement or the Notes).

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that is party to the Subsidiary Guaranty.

“Subsidiary Guaranty” means a subsidiary guaranty agreement executed and delivered in connection with Section 9.8 of the Agreement.

“Successor Corporation” is defined in Section 10.5(a).

“Transition Period” means the period commencing on the date the Company or any Restricted Subsidiary acquires any Person or line of business and ending on the last day of the fourth full fiscal quarter following the date of the consummation of such acquisition, provided that, at the time of such acquisition and after giving effect thereto, the Company and its Restricted Subsidiaries are in compliance with Section 10.8.

“Unrestricted Subsidiary” means any Subsidiary so designated by the Company.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Stock” means, with respect to any Person, any class of shares of stock or other equity interests of such Person having general voting power under ordinary circumstances to elect the board of directors or other managing entities, as appropriate, of such Person (irrespective of whether or not at the time stock of any other class or classes or other equity interests of such Person shall have or might have voting power by reason of the happening of any contingency).

21 We have deleted the phrase “being prepaid pursuant to Section 10.4(2)”, which previously appeared at the end of the Section, and inserted “outstanding” because the phrase didn’t appear to work. Thus, if asset sale proceeds of 90 are going to be applied to pay a portion of the Notes (with an aggregate outstanding principal amount of 250) and a portion of bank debt (with an aggregate outstanding principal amount of 500), 30 should be applied to the Notes and 60 to the bank debt. As originally written, assuming one note of 150 and another note of 100, the formula would require prepayment of the first Note in an amount equal to 90 x 150/90 and a prepayment of the second note in an amount equal to 90 x 100/90.

SCHEDULE 5.4

Subsidiaries of the Company, Ownership of Subsidiary Stock, Affiliates

Subsidiary	Jurisdiction of Incorporation	Designation[22]	Ownership[23]
Ceramco Europe Limited	Cayman Islands	U
Ceramco Manufacturing B.V.	Netherlands	R
CeraMed Dental L.L.C.	Delaware, USA	R
Cicero Dental Systems B.V.	Netherlands	R
De Trey do Brasil Industria e Comercio Ltda.	Brazil	U
Degpar Participacoes e Empreendimentos S.A.	Brazil	U	99.99994%
DeguDent Austria Handels GmbH	Austria	R
DeguDent Benelux B.V.	Amsterdam	R
DeguDent da Amazonia Industria e Comercio Ltda.	Brazil	U
DeguDent GmbH	Germany	R
DeguDent Industria e Comercio Ltda.	Brazil	U
Dental Depot Lomberg B.V.	Netherlands	R
Dental Trust B.V.	Netherlands	R
Dentsply (Singapore) Pte. Ltd.	Singapore	U
Dentsply (Tianjin) International Trading Co. Ltd.	China	U
Dentsply Argentina S.A.C.e I.	Argentina	U
Dentsply Australia Pty. Ltd.	Victoria, Australia	R
DENTSPLY Canada Ltd.	Canada	R
Dentsply Chile Comercial Limitada	Santiago, Chile	U
Dentsply De Trey GmbH	Langen/Hessen, Germany	R
Dentsply De Trey S.a.r.l.	Canton de Vaud, Switzerland	R
Dentsply Dental (Tianjin) Co. Ltd.	China	U
Dentsply Espana, SL	Madrid, Spain	U
Dentsply EU Holding, S.a.r.l.	Luxembourg	R
Dentsply Europe S.a.r.l.	Luxembourg	R
DENTSPLY Finance Co.	Delaware, USA	R
Dentsply France SAS	Nanterre, France	R
DENTSPLY Friadent Benelux NV/SA	Belgium	R
DENTSPLY Friadent Espana S.A.	Madrid, Spain	U
Dentsply Friadent Scandinavia ApS	Denmark	U
Dentsply Germany Holdings GmbH	Germany	R
Dentsply Germany Investments GmbH	Germany	R
DENTSPLY Holding Company	Delaware, USA	R
Dentsply India Private Limited	India	U
Dentsply Industria e Comercio Ltda.	Brazil	U
Dentsply Investments & Co. KG	Germany	R
Dentsply Israel Ltd.	Israel	U
Dentsply Italia Sr.L.	Italy	R
DENTSPLY Korea Ltd.	Seoul, Republic of Korea	R
Dentsply Limited	Cayman Islands	R
Dentsply LLC	Delaware, USA	R
Dentsply Luxembourg S.a.r.l.	Luxembourg	R
Dentsply Mexico, S.A. de C.V.	Mexico	R
Dentsply New Zealand Limited	Auckland, NZ	R
DENTSPLY North America LLC	Delaware, USA	R
Dentsply Philippines, Inc. (Dentsply (Phils.) Inc.)	Philippines	U
DENTSPLY Prosthetics U.S. LLC	Delaware, USA	R
Dentsply Russia Ltd.	United Kingdom	U
Dentsply Services (Switzerland) S.a.r.l.	Switzerland	R
Dentsply South Africa (Pty.) Ltd.	South Africa	U
Dentsply Sweden AB	Sweden	U
Dentsply Switzerland Holdings SA	Switzerland	R
Dentsply Thailand Ltd.	Thailand	U
DENTSPLY-Sankin K.K.	Japan	R	96.82%
Dentsply Friadent Turkey	Istanbul, Turkey	U
DLA Pharmaceutical Ltda.	Brazil	U
DPLA Participaçoes Ltda.	Brazil	U
DSHealthcare Inc.	Delaware, USA	R
Ducera Dental Verwaltungs GmbH	Friedburg, Germany	R
E. S. Healthcare N.V.	Belgium	R
E.S. Holding	Belgium	R
E.S. Tooling	Belgium	R
Elephant Dental B.V.	Noordwest-Holland	R
Elephant Dental GmbH	Netherlands	R
EndoAction Inc.	Delaware, USA	R
Friadent Brasil Ltda.	Brazil	U	98.33%
Friadent GmbH	Germany	R
Friadent Schweiz AG	Switzerland	U
GAC Deutschland GmbH	Germany	R
GAC International LLC	Delaware, USA	R
GAC Ortho A.S. (a/k/a GAC Norge)	Norway	U
GAC, S.A.	Switzerland	R
Maillefer Instruments Consulting, S.a.r.l.	Switzerland	R
Maillefer Instruments Holding, S.a.r.l.	Switzerland	R
Maillefer Instruments Manufacturing, S.a.r.l.	Switzerland	R
Maillefer Instruments Trading, S.a.r.l.	Switzerland	R
Materialise Dental, Inc.	Maryland, USA	R	46%
Materialise Dental NV	Netherlands	R	46%
Materialise-Yokogawa, Inc.	Japan	R	65%
Orthodental International, Inc.	California, USA	U	92%
Orthodental S.A. de C.V.	Mexico	U	93.2%
Osteointegration Materials LLC	Delaware, USA	R
Prident (Shanghai) Dental Medical Devices Co., Ltd.	Minhang District, China	U
Prident International, Inc.	California, USA	U
Probem Laboratorio de Produtos Farmaceuticos e Odontologicos S.A.	Brazil	U	60%
PT Dentsply Indonesia	Indonesia	U
Raintree Essix Inc.	Delaware, USA	R
Ransom & Randolph Company	Delaware, USA	R
Sankin Laboratories K.K.	Japan	R
SOF (Societe d’Orthodontie Francais), S.A.	France	R
Tulsa Dental Products LLC	Delaware, USA	R
Tulsa Finance Co.	Delaware, USA	R
VDW GmbH	Germany	R
Zhermack GmbH	Germany	U	36%
Zhermack Inc.	Nevada, USA	R	57%
Zhermack International S.a.r.l.	Luxembourg	R	57.89%
Zhermack S.p.A.	Badia Polesine, Italy	R	60%
Zhermack Sp. z.o.o. (a/k/a/ Zhermapol)	Warsaw, Poland	U	48.15%

22 U = Unrestricted; R = Restricted, as such terms are defined in the Note Purchase Agreement

23 All ownership is 100% by DENTSPLY International Inc. and/or its Subsidiaries, except where specifically noted otherwise.

SCHEDULE 5.11

Licenses, Permits, Etc.

None.

Schedule 5.15

Existing Debt; Future Liens

Outstanding Debt of the Company and its Restricted Subsidiaries

as of June 30, 2009

Source	Currency	FC Principal	FX	USD Equivalent

Commercial Paper
USD Commercial Paper	USD	35,000,000	$1.000	$ 35,000,000
subtotal				$ 35,000,000

Revolving Credit Loans
due 9/1/2009	CHF	65,000,000	1.085	$59,905,405
subtotal				$59,905,405

Private Placement Notes
Various	USD	150,000,000	$1.000	$150,000,000
Various	JPY	12,552,500,000	96.310	$130,334,344
subtotal				$280,334,344

Checks issued not cleared	USD	1,637,817	$1.000	$1,637,817
Citibank NA, London	MXN	2,814	13.168	$213
Fair Value of Derivatives				$149,971,200
Guarantee/Letters of Credit				$9,195,475
Subtotal Dentsply International Inc				$536,044,453

Subsidiary Bank Debt
Citibank NA, London	EUR	392,873	$1.4047	$551,868
Various, Italy	EUR	13,042,632	$1.4047	$18,320,972
Fried Van Craen, Belgium	EUR	1,239,912	$1.4047	$1,741,703
BMO, Canada	CAD	326,165	1.161	$280,898
BBVA, San Juan	USD	16,333	$1.000	$16,333
subtotal				$20,911,775

Capital Lease Obligations
Canon - Equipment, France	EUR	18,308	$1.4047	25,717
Volksbank - Building, Germany	EUR	220,000	$1.4047	309,034
Various - Italy	EUR	13,191,334	$1.4047	18,529,853
De Lage Landen - Equipment, Belgium	EUR	9,449	$1.4047	13,272
Prolift - Equipment, Englewood NJ	USD	2,709	$1.0000	2,709
subtotal				$18,880,585

Consolidated Debt of Company & Restricted Subsidiaries				$575,836,814

Schedule 10.3

Existing Liens

of the Company and its Restricted Subsidiaries

as of June 30, 2009

Letters of Credit / Guarantees	Issuer	Beneficiary		USD Equivalent

Standby Letter of Credit	M&T Bank	Travelers Indemnity		$5,900,000
Letter of Credit	M&T Bank	MSNW Continental Associates LLC		$25,249
Letter of Credit	Citibank	Belastingdienst Rijnmond		$49,164
Letter of Credit	Citibank	Kuehne Nagel		$49,164
Guarantee	Citibank	German Government		$1,095,665
Guarantee	Citibank	French Government		$2,076,232
subtotal				$9,195,475

Capital Lease Obligations	FC Principal		FX	USD Equivalent
Canon - Equipment, France	18,308		$1.4047	$25,717
Volksbank - Building, Germany	220,000		$1.4047	$309,034
Various - Italy	13,191,334		$1.4047	$18,529,853
De Lage Landen - Equipment, Belgium	9,449		$1.4047	$13,272
Prolift - Equipment, Englewood NJ	2,709		$1.0000	$2,709
subtotal				$18,880,585

EXHIBIT 1

[Form of Note]

Dentsply International Inc.

4.11% Senior Note due [_______]24

No. [_______]     [Date]
$[__________]     PPN [________]

For Value Received, the undersigned, Dentsply International Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] Dollars (or so much thereof as shall not have been prepaid) on [_______] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.11% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof until maturity, payable semi-annually on the [____] day of each [_______] and [_______] in each year, commencing [_______], until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 16, 2009 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the date and in the amounts specified in the Note Purchase Agreement. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Dentsply International Inc.

By

     Name:

     Title:

24 Actual maturity date and all interest date information to be inserted before Closing.

EXHIBIT 4.4(a)

Form of Opinion of General Counsel

to the Company

The closing opinion of Brian Addison, General Counsel of the Company, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

1.     The Company has the full corporate power and the corporate authority to conduct the activities in which it is now engaged, has the corporate power and authority to execute and perform the Note Purchase Agreement and to issue the Notes and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business of the Company.

2.      Each Subsidiary is a corporation or similar legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on the business of such Subsidiary. All of the issued and outstanding shares of capital stock or similar equity interests of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

3.     The issuance and sale of the Notes, the execution, delivery and performance by the Company of the Note Purchase Agreement, and the execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty do not violate any provision of any law or other rule or regulation of any Governmental Authority applicable to the Company or any such Subsidiary Guarantor or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any property of the Company or any such Subsidiary Guarantor pursuant to the provisions of the Articles or Certificate of Incorporation or By-laws, or such similar organizational or governing instrument, as the case may be, of the Company or such Subsidiary Guarantor or any agreement or other instrument known to such counsel to which the Company or any such Subsidiary Guarantor is a party or by which the Company or any such Subsidiary Guarantor may be bound.

4.     There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a materially adverse effect on the properties, business, profits or condition, (financial or otherwise) of the Company and its Subsidiaries or the ability of the Company to perform its obligations under the Note Purchase Agreement and the Notes or on the legality, validity or enforceability of the Company’s obligations under the Note Purchase Agreement and the Notes. To the knowledge of such counsel, neither the Company nor any Subsidiary is in default with respect to any court or governmental authority, or arbitration board or tribunal.

5.     The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

6.     The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

7.     No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Notes.

8.     The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

9.     Neither the issuance of the Notes nor the application of the proceeds of the sale of the Notes will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System.

10.      The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

The opinion shall also cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request and successors and assigns of the Purchasers shall be entitled to rely on such opinion. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company and its Subsidiaries.

EXHIBIT 4.4(b)

Form of Opinion of Special Counsel

to the Purchasers

The closing opinion of Bingham McCutchen LLP, special counsel to the Purchasers, called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:

1.     The Company is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

2.     The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

3.     The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

4.     The issuance, sale and delivery of the Notes and the execution and delivery of the Subsidiary Guaranty under the circumstances contemplated by the Note Purchase Agreement and the Subsidiary Guaranty do not, under existing law, require the registration of the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

With respect to matters of fact upon which such opinion is based, Bingham McCutchen LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

In rendering the opinion set forth in paragraph 1 above, Bingham McCutchen LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the Bylaws of the Company and the general business corporation law of the State of Delaware. The opinion of Bingham McCutchen LLP is limited to the laws of the State of New York, the general business corporation law of the State of Delaware and the Federal laws of the United States.